Exhibit 99.1

nLIGHT Announces Third Quarter 2019 Results
Revenues of $43.8 million and gross margin of 29.6% for the third quarter of 2019

VANCOUVER, Wash., November 4, 2019 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the third quarter of 2019.

“While our near-term results have been affected by a slowdown in our microfabrication end market and ongoing price competition in the Chinese industrial market, we remain focused on introducing differentiated products and building momentum with new design wins,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “With the evolution of Corona, the expansion of our welding capabilities, and continued progress driving higher performance and lower cost products across our portfolio, we are well positioned for long-term revenue growth and margin expansion.

“Our aerospace and defense end market delivered another quarter of strong growth and record sales. Additionally, our product development efforts for the directed energy market, which are focused on size, weight, and performance, position us well for this developing opportunity.”

Third Quarter 2019 Financial Highlights

	Three Months Ended September 30,
(In thousands, except percentages)	2019	2018	% Change
Revenues	$43,814	$51,025	(14.1)%
Gross margin	29.6%	35.4%
Income (loss) from operations	$(696)	$5,087	(113.7)%
Operating margin	(1.6)%	10.0%
Net income (loss)	$(778)	$4,009	(119.4)%
Adjusted EBITDA(1)	$2,696	$9,184	(70.6)%
Adjusted EBITDA, as percentage of revenues	6.2%	18.0%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Revenues of $43.8 million for the third quarter of 2019 were down 14.1% compared to $51.0 million for the third quarter of 2018. Gross margin was 29.6% for the third quarter of 2019 compared to 35.4% for the third quarter of 2018. GAAP net loss for the third quarter of 2019 was $(0.8) million, or net loss of $(0.02) per diluted share, compared to net income of $4.0 million, or net income of $0.10 per diluted share, for the third quarter of 2018. Excluding the impact of stock-based compensation, non-GAAP net income for the third quarter of 2019 was $0.3 million, or non-GAAP net income of $0.01 per diluted share, compared to non-GAAP net income of $5.9 million, or non-GAAP net income of $0.15 per diluted share, for the third quarter of 2018.

Outlook
For the fourth quarter of 2019, nLIGHT expects revenues to be in the range of $36.0 million to $40.0 million, gross margin to be in the range of 25.0% to 28.0%, and Adjusted EBITDA to be in the range of a loss of $(2.0) million to breakeven.

Investor Conference Call at 2:00 p.m. Pacific Time, Monday, November 4, 2019

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-833-535-2198 (U.S., toll-free) or +1-412-902-6775 (international and toll), with the conference title: nLIGHT Third Quarter 2019 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://nlight.net/company/investors.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income and non-GAAP net income per share, basic and diluted, is useful to our investors as they present informative supplemental view of our results from period to period by giving effect to both the conversion of all outstanding preferred stock to common stock, which occurred immediately prior to the closing of nLIGHT’s initial public offering on April 30, 2018, as well as removing the effect of stock-based compensation expense. However, the non-GAAP financial measures presented herein are specific to us and may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income adjusted for income tax expense, other non-operating expense or income, interest expense or income, depreciation and amortization, stock-based compensation and other special items as determined by management, as applicable. We define non-GAAP net income as GAAP net income adjusted for stock-based compensation. We define non-GAAP net income per share, basic and diluted, as non-GAAP net income divided by preferred and common weighted-average shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period, if applicable.

Tables presenting the reconciliation of Adjusted EBITDA to net income, as well as the reconciliation of non-GAAP net income and non-GAAP net income per share, basic and diluted, to net income and net income per share, basic and diluted, respectively basic and diluted, the two most directly comparable GAAP financial metrics, are included at the end of this press release.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to: (1) our ability to generate sufficient revenues to achieve or maintain profitability in the future, (2) fluctuations in our quarterly results of operations and other operating measures, (3) downturns in the markets we serve could materially adversely affect our revenues and profitability, (4) our high levels of fixed costs and inventory levels may harm our gross profits and results of operations in the event that demand for our products declines or we maintain excess inventory levels, (5) the competitiveness of the markets for our products, (6) our substantial sales and operations in China, which expose us to risks inherent in doing business there, (7) the effect of current and potential tariffs and global trade policies on the cost of our products, (8) our manufacturing capacity and operations may not be appropriate for future levels of demand, (9) our reliance on a small number of customers for a significant portion of our revenues and (10) the risk that we may be unable to protect our proprietary technology and intellectual property rights. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo, “nLIGHT,” and “Corona” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Vancouver, Washington, nLIGHT employs over 1,000 people with operations in the U.S., China and Finland. For more information, please visit www.nlight.net.

For more information, contact:
Jason Willey
Investor Relations and Corporate Development
nLIGHT, Inc.
(360) 567-4890
jason.willey@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$43,814	$51,025	$133,723	$145,197
Cost of revenues(1)	30,852	32,978	91,376	94,742
Gross profit	12,962	18,047	42,347	50,455
Operating expenses:
Research and development(1)	6,402	5,475	19,318	14,656
Sales, general, and administrative(1)	7,256	7,485	23,972	20,955
Total operating expenses	13,658	12,960	43,290	35,611
Income (loss) from operations	(696)	5,087	(943)	14,844
Other income (expense):
Interest income, net	665	298	2,155	73
Other income (expense), net	90	(537)	3	(503)
Income (loss) before income taxes	59	4,848	1,215	14,414
Income tax expense	837	839	3,383	2,836
Net income (loss)	$(778)	$4,009	$(2,168)	$11,578
Less: Income allocated to participating securities	—	—	—	(4,415)
Net income (loss) attributable to common stockholders	$(778)	$4,009	$(2,168)	$7,163
Net income (loss) per share, basic	$(0.02)	$0.11	$(0.06)	$0.34
Net income (loss) per share, diluted	$(0.02)	$0.10	$(0.06)	$0.27
Shares used in per share calculations:
Basic	37,262	35,007	37,005	20,946
Diluted	37,262	40,332	37,005	26,138

(1)Includes stock-based compensation as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenues	$340	$183	$816	$267
Research and development	424	513	1,693	738
Sales, general and administrative	315	1,207	2,860	1,866
	$1,079	$1,903	$5,369	$2,871

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$138,863	$149,478
Accounts receivable, net	28,757	26,528
Inventory	45,719	35,329
Prepaid expenses and other current assets	4,713	7,286
Total current assets	218,052	218,621
Property and equipment, net	25,784	21,462
Intangible assets, net	3,113	2,686
Goodwill	1,387	1,387
Other assets	7,132	5,974
Total assets	$255,468	$250,130

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,460	$12,068
Accrued liabilities	9,778	10,708
Deferred revenues	454	720
Current portion of long-term debt	66	91
Total current liabilities	25,758	23,587
Non-current income taxes payable	6,809	6,472
Long-term debt	—	18
Other long-term liabilities	1,681	2,270
Total liabilities	34,248	32,347
Stockholders' equity:
Preferred stock - par value	—	—
Common stock - par value	15	15
Additional paid-in capital	331,169	324,656
Accumulated other comprehensive loss	(3,226)	(2,157)
Accumulated deficit	(106,738)	(104,731)
Total stockholders’ equity	221,220	217,783
Total liabilities and stockholders’ equity	$255,468	$250,130

nLIGHT, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(2,168)	$11,578
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,859	4,415
Amortization	1,935	1,897
Provision for (recoveries of) losses on accounts receivable	58	(34)
Stock-based compensation	5,369	2,871
Loss (gain) on disposal of property and equipment	(7)	11
Loss on debt extinguishment	—	12
Changes in operating assets and liabilities:
Accounts receivable, net	(2,836)	(8,382)
Inventory	(11,055)	(7,071)
Prepaid expenses and other current assets	2,590	(3,076)
Other assets	(2,670)	(1,405)
Accounts payable	3,290	1,517
Accrued and other long-term liabilities	(1,337)	(702)
Other changes	78	511
Net cash provided by (used in) operating activities	(1,894)	2,142
Cash flows from investing activities:
Purchases of property, equipment and patents	(10,007)	(8,654)
Proceeds from sale of property and equipment	19	8
Net cash used in investing activities	(9,988)	(8,646)
Cash flows from financing activities:
Principal payments on debt and capital leases	(67)	(17,300)
Net proceeds from debt financing	—	16,053
Proceeds from public offerings, net of offering costs	—	139,089
Proceeds from employee stock plan purchases	762	—
Proceeds from stock option exercises	1,032	161
Tax payments related to stock award issuances	(489)	—
Net cash provided by financing activities	1,238	138,003
Effect of exchange rate changes on cash	29	(4)
Net increase (decrease) in cash and cash equivalents	(10,615)	131,495
Cash and cash equivalents, beginning of period	149,478	36,687
Cash and cash equivalents, end of period	$138,863	$168,182

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$(778)	$4,009	$(2,168)	$11,578
Income tax expense	837	839	3,383	2,836
Other (income) expense, net	(90)	537	(3)	503
Interest income, net	(665)	(298)	(2,155)	(73)
Depreciation and amortization	2,313	2,194	6,794	6,312
Stock-based compensation	1,079	1,903	5,369	2,871
Adjusted EBITDA	$2,696	$9,184	$11,220	$24,027

Reconciliation of GAAP to Non-GAAP Net Income, and GAAP to Non-GAAP Net Income per Share, Basic and Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$(778)	$4,009	$(2,168)	$11,578
Add back:
Stock-based compensation(1)	1,079	1,903	5,369	2,871
Non-GAAP net income	301	5,912	3,201	14,449

GAAP weighted average shares outstanding	37,262	35,007	37,005	20,946
Assumed conversion of convertible preferred stock to common stock	—	—	—	10,781
Participating securities	444	—	271	—
Non-GAAP weighted average number of shares, basic	37,706	35,007	37,276	31,727
Dilutive effect of common stock equivalents	4,016	5,325	4,358	5,192
Non-GAAP weighted average number of shares, diluted	41,722	40,332	41,634	36,919

Non-GAAP net income per share, basic	$0.01	$0.17	$0.09	$0.46
Non-GAAP net income per share, diluted	$0.01	$0.15	$0.08	$0.39
(1) There is no income tax effect related to the stock-based compensation adjustment due to the full valuation allowance in the U.S.